UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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ZELTIQ AESTHETICS, INC.

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On April 6, 2017, ZELTIQ Aesthetics, Inc. and Allergan plc issued the following joint press release:

Allergan and ZELTIQ Announce Expiration of Hart-Scott-Rodino Waiting Period for Pending Transaction

DUBLIN and PLEASANTON, Calif., April 6, 2017 /PRNewswire/ — Allergan plc (NYSE: AGN), a leading global biopharmaceutical company, and ZELTIQ® Aesthetics, Inc. (NASDAQ: ZLTQ), a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) has expired with respect to Allergan’s proposed acquisition of ZELTIQ.

On February 13, 2017, Allergan and ZELTIQ entered into a definitive agreement under which Allergan has agreed to acquire ZELTIQ. Following the announcement of the transaction, each of Allergan and ZELTIQ filed a Notification and Report Form pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission.

Expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including approval by the stockholders of ZELTIQ.

ZELTIQ is scheduled to hold a stockholder meeting on April 27, 2017 to vote on the proposed transaction, and the companies expect the transaction to be completed shortly thereafter.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceuticals, devices and biologic products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, the Company’s R&D model, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. This approach has led to Allergan building one of the broadest development pipelines in the pharmaceutical industry with 70+ mid-to-late stage pipeline programs in development.

Our Company’s success is powered by our more than 16,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives everyday.

For more information, visit Allergan’s website at www.Allergan.com.

About ZELTIQ®

ZELTIQ® is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting® System, is designed to reduce unwanted fat. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer, to affect appearance.

Forward-Looking Statement

Statements contained in this press release that refer to the expected timing of the closing of the transaction are forward-looking statements that reflect Allergan’s and ZELTIQ’s current expectations as of the date of this release. Except as expressly required by law, Allergan and ZELTIQ disclaim any intent or obligation to update these forward-looking statements. Actual results may differ materially from Allergan’s and ZELTIQ’s current expectations depending upon a number of factors, including the satisfaction or waiver of the closing conditions to the transaction. Other risks and uncertainties detailed in Allergan’s and ZELTIQ’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s and ZELTIQ’s Annual Reports on Form 10-K for the year ended December 31, 2016. Except as expressly required by law, Allergan and ZELTIQ disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It.

In connection with the proposed transaction, ZELTIQ Aesthetics, Inc. has filed and will be filing documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement was mailed to ZELTIQ stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on ZELTIQ’s website at www.zeltiq.com or by contacting ZELTIQ Investor Relations at (925) 474-2500.

ZELTIQ, Allergan plc and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of ZELTIQ in connection with the proposed transaction. Information regarding the special interests of ZELTIQ’s directors and executive officers in the proposed transaction is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and from ZELTIQ Investor Relations as described above. Information about Allergan’s directors and executive officers can be found in Allergan’s definitive proxy statement filed with the SEC on March 24, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Allergan’s website at www.allergan.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link.

CONTACTS:

ALLERGAN:

Investors:

Karina Calzadilla

(862) 261-7328

Media:

Mark Marmur

(862) 261-7558